UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 19, 2007


                              ExperTelligence, Inc.
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             (Exact name of registrant as specified in its charter)


      Nevada                    000-11596                95-3506403
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(State or other jurisdiction  (Commission File Number)   (IRS Employer
  of incorporation)                                          Identification No.)


   83 Stanley Road, UN 1 Box 103, RR6 Woodville, Ontario K0M 2T0
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code: (416) 554-6546


                                      N/A
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         (Former name or former address, if changed since last report.)



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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(C))

SECTION 8- OTHER EVENTS


Item 8.01- Other Events

     On November 19, 2007 the Company effected a reverse split of its common stock at a ratio of one (1) share for each two hundred (200) shares currently issued and outstanding. The effective date of the reverse split is November 19, 2007, a date and time approved by NASD.

     Under the terms of the Resolution approved by the Board of Directors, no exchange of share certificates is required. The Company intends to continue to use its current transfer agent to effect the exchange of any certificates following the reverse stock split. The split will occur electronically and fractional shares are rounded to the next highest number. The Company and the transfer agent are prepared to act on this basis. As a result of the stock split outlined above, NASD assigned a new trading symbol of EXTL.

     The purpose of the reverse split is to position the company more  favorably
for  acquisition  or  development  of  an  operating   company  for  its  future
development and growth.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                            EXPERTELLIGENCE, INC.



Dated:  November 19, 2007     By: /s/ Jason Smart
                                  ---------------------------------------------
                                  Jason Smart, Chief Executive Officer,
                                  President and Director